                                                                    Exhibit 10.1



                              SETTLEMENT AGREEMENT

     This Settlement Agreement ("Agreement") is entered into between: (i) the United States of America, acting by and through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services ("OIG-HHS"); (ii) Polymedica Corporation ("Polymedica"), and its wholly-owned subsidiaries Liberty Medical Supply, Inc. and Liberty Home Pharmacy Corporation (collectively "Defendants"), through their authorized representatives; (iii) Donna Ben-Barrack ("Relator Ben-Barrack") and
(iv) Claire Schultz ("Relator Schultz") and her estate, heirs, and assigns, Brenda Sullivan Clark for herself and as Administratrix of the Estate of Claire Schultz. Collectively, all of the above shall be referred to as "the Parties."

                                   I. PREAMBLE

     As a preamble to this Agreement, the Parties agree to the following:

1. Defendants aver that they are or have been national providers of, among other things, durable medical equipment, pharmaceuticals, and related products, and currently provide or have provided in all fifty states in the United States, and Puerto Rico.

2. Defendants submitted or caused to be submitted claims for payment to the Medicare Program ("Medicare" or "Program"), Title XVIII of the Social Security Act, 42 U.S.C.ss.ss.1395-1395ggg.

3. On July 25, 2001, pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C.ss.3730, Relator Ben-Barrack, in her individual capacity and as a relator on behalf of the United States, filed a complaint, under seal, in United States ex rel. Donna Ben-Barrack


POLYMEDICA SETTLEMENT AGREEMENT

     v. Polymedica Corporation and Liberty Medical Supply, Inc., Civil Action No. 01-8705, in the United States District Court for the Southern District of Florida (qui tam A). On August 7, 2001, pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C.ss.3730, Relator Schultz, in her individual capacity and as a relator on behalf of the United States, filed a complaint, under seal, in United States ex rel. Claire Schultz v. Liberty Home Pharmacy Corporation and Polymedica Company, Civil Action No. 01-11370, in the United States District Court for the District of Massachusetts (qui tam B); subsequently Relator Schultz passed away, and Brenda Sullivan Clark for herself and as Administratrix of the Estate of Claire Schultz was substituted for Relator Schultz in this suit. Together, Relator Ben-Barrack, Relator Schultz, and Brenda Sullivan Clark for herself and as Administratrix of the Estate of Claire Schultz, shall hereinafter be referred to as Relators.

4. The United States contends that it has certain civil claims, as specified in paragraph 13 below, against Defendants for engaging in the following conduct:




     a. Between October 1, 1998 through June 30, 2002: Defendants submitted or caused to be submitted claims for reimbursement to Medicare for the diabetic and nebulizer products with Healthcare Common Procedure Codes descriptions Blood glucose/reagent strips (A4253), Lancets per box (A4259), Lancet device each (A4258), Calibrator solution/chips (A4256), Albuterol unit dose (J7619, K0505), Ipratropium bromide unit dose (J7644, K0518), Nebulizer with compression (E0570),



POLYMEDICA SETTLEMENT AGREEMENT        2

          Dispensing fee dme nebulizer set (E0590), Nondisposable nebulizer set (A7005), Nebulizer administration set (A7003), and Aerosol mask used with nebulizer (A7015), Sterile saline/water (J7051), albuterol solution concentrated (J7618), Bitolterol mesylate concentrated (J7628), Cromolyn sodium unit dose (J7631), Metaproterenol unit dose (J7669), Inhalation solution for DME (J7699), Acetylcysteine unit dose (J7608), Budesonide inhalation solution (J7626), Triamcinolene unit dose (J7684), Dexamethasone unit dose (J7638), Atropine concentrated (J7636), Acetylcysteine unit dose (K0503), Albuterol concentrate (K0504), Atropine unit dose (K0507), Bitolterol concentrated (K0508), Cromolyn sodium unit dose (K0511), Metaproterenol unit dose (K0524), Disposable nebulizer set (K0168), Aerosol mask with nebulizer (K0180), Tracheotomy mask or collar (A4621), Non-disposable nebulizer set (K0170), non-covered item or service (A9270), Nasal vaccine inhalation (J3535), Nasal vaccine inhalation (J3530), Metaproterenal sulfate (J7670), and Dexamethasone concentrated (J7637), without fully complying with the following Medicare coverage and documentation requirements, as prescribed and defined by the Centers for Medicare and Medicaid Services and the applicable Durable Medical Equipment Regional Carriers: (1) a signed, written doctor's order must be obtained by the supplier prior to submitting a claim to Medicare for any diabetes or nebulizer related product, where such an order is described and defined by the local medical review policy for diabetic related and nebulizer related products, and by the


POLYMEDICA SETTLEMENT AGREEMENT        3
          applicable DMERC Supplier Manual; (2) documentation of the medical necessity of testing or treatment in excess of the utilization guidelines, where applicable, must be obtained by the supplier prior to submitting a claim to Medicare for any diabetes or nebulizer related product; (3) before dispensing any diabetic or nebulizer related products to a Medicare beneficiary, the supplier must have either an oral or written dispensing order from the treating physician, as described and defined by the applicable DMERC Supplier Manual; (4) the supplier must have and maintain proof of the delivery of the product to the Medicare beneficiary; (5) the supplier or physician must maintain documentation of actual use of certain products when prescribed and dispensed in excess of utilization guidelines where required by local medical review policy, and by the applicable DMERC Supplier Manual; and (6) the supplier must be in possession of a valid assignment of benefits form, as defined by the beneficiary authorization section of the applicable DMERC Supplier Manual; and

     b. Between August 1, 1997 through June 30, 2003: Defendants submitted or caused to be submitted claims for reimbursement to Medicare for quantities of diabetic and nebulizer products with Healthcare Common Procedure Codes descriptions: Blood glucose/reagent strips (A4253), Lancets per box (A4259), Albuterol unit dose (J7619, K0505), Ipratropium bromide unit dose (J7644, K0518), Nondisposable nebulizer set (A7005), Nebulizer administration set (A7003), and Aerosol mask used with nebulizer (A7015), Sterile saline/water (J7051), albuterol


POLYMEDICA SETTLEMENT AGREEMENT        4
          solution concentrated (J7618), Bitolterol mesylate concentrated (J7628), Cromolyn sodium unit dose (J7631), Metaproterenol unit dose (J7669), Inhalation solution for DME (J7699), Acetylcysteine unit dose (J7608), Budesonide inhalation solution (J7626), Triamcinolene unit dose (J7684), Dexamethasone unit dose (J7638), Atropine concentrated (J7636), Acetylcysteine unit dose (K0503), Albuterol concentrate (K0504), Atropine unit dose (K0507), Bitolterol concentrated (K0508), Cromolyn sodium unit dose (K0511), Metaproterenol unit dose (K0524), Disposable nebulizer set (K0168), Aerosol mask with nebulizer (K0180), Tracheotomy mask or collar (A4621), Non-disposable nebulizer set (K0170), non-covered item or service (A9270), Nasal vaccine inhalation (J3535), Nasal vaccine inhalation (J3530), Metaproterenal sulfate (J7670), and Dexamethasone concentrated (J7637), which quantities were in excess of the quantities specified in the written doctor's order (for the date of service of the claim) that was in Defendants' possession on or prior to the date of submission of the claim to Medicare.

The conduct specified above in this paragraph is hereinafter referred to as the "Covered Conduct."



5. The United States also contends that it has certain administrative claims against Defendants for engaging in the Covered Conduct.

6. Defendants deny the allegations and contentions in paragraphs 4 and 5 above, and further deny any and all wrongdoing and/or liability under the False Claims Act, 31 U.S.C. ss.ss.


POLYMEDICA SETTLEMENT AGREEMENT        5

     3729-3733, or other federal or state law or regulation with respect to the Covered Conduct.

7. This Agreement is neither an admission of any wrongful conduct or liability by Defendants, nor a concession by the United States that its claims are not well founded.

8. The Relators claim entitlement under 31 U.S.C.ss.3730(d) to a share of the proceeds of this Agreement, but the Relators and the United States have not agreed on the entitlement or amount of that award, if any.

9. In order to avoid the disruption, delay, uncertainty, inconvenience, and expense of protracted litigation of these claims, the Parties have agreed to a full and final settlement as set forth below.

                            II. TERMS AND CONDITIONS

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and obligations set forth below, and for good and valuable consideration as stated herein, the Parties agree as follows:


10. Payment to the United States: Defendants agree to pay $35 million dollars (the "Settlement Amount") to the United States pursuant to the Manner and Method of Payment defined below in paragraph 11.

11. Manner and Method of Payment: Polymedica shall effect the payment provided for in paragraph 10 above by electronic transfer pursuant to written routing instructions provided by the United States. This payment shall occur within 5 business days after the Effective Date of this Agreement.


POLYMEDICA SETTLEMENT AGREEMENT        6

12. Integrity Agreement: Simultaneously herewith, Defendants are entering into a Corporate Integrity Agreement ("CIA") with OIG-HHS, attached as Exhibit A which is incorporated into this Agreement by reference. Defendants shall immediately, upon execution of the CIA, implement their obligations under the CIA.

13. In consideration of the obligations of Defendants under this Agreement and subject to the exceptions in paragraph 15 below, and conditioned upon payment in full of the Settlement Amount, the United States shall release and forever discharge Defendants from any civil or administrative monetary claims that the United States has or may have for the Covered Conduct under the False Claims Act, 31 U.S.C.ss.ss.3729-3733; the Civil Monetary Penalties Law, 42 U.S.C.ss.1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C.ss.ss.3801-3812; any other statute creating causes of action for civil damages or civil penalties that the Civil Division has actual or present authority to assert and compromise pursuant to 28 C.F.R. Part O, Subpart I,ss.0.45(d); or the common law theories of unjust enrichment, payment by mistake, and fraud. No individuals are released by this Agreement, except that in consideration of the obligations of Defendants under this Agreement and subject to the exceptions in paragraph 15 below, and conditioned upon payment in full of the Settlement Amount, the United States shall release and forever discharge current directors, officers, and employees of the Defendants who were not employed by or otherwise in any way affiliated with Defendants at any time prior to June 30, 2003, from any civil or administrative monetary claims that the United States has or may have for the Covered Conduct under the False Claims Act, 31 U.S.C.


POLYMEDICA SETTLEMENT AGREEMENT        7
     ss.ss. 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C.ss.1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C.ss.ss. 3801-3812; or the common law theories of unjust enrichment, payment by mistake, and fraud.

14. In consideration of the obligations of Defendants set forth in this Agreement and the CIA incorporated by reference, and conditioned upon Defendants' payment in full of the Settlement Amount, OIG-HHS agrees to release and refrain from instituting, directing, or maintaining any administrative action seeking exclusion from the Medicare, Medicaid, or other Federal health care programs (as defined in 42 U.S.C.ss.1320a-7b(f)) against Defendants under 42 U.S.C.ss. 1320a-7a (Civil Monetary Penalties
     Law) or 42 U.S.C.ss.1320a-7(b)(7) (permissive exclusion for fraud, kickbacks, and other prohibited activities), for the Covered Conduct, except as reserved in paragraph 15 below, and as reserved in this paragraph. The OIG-HHS expressly reserves all rights to comply with any statutory obligations to exclude Defendants from the Medicare, Medicaid, or other Federal health care program under 42 U.S.C.ss.1320a-7(a) (mandatory exclusion) based upon the Covered Conduct. Nothing in this paragraph precludes the OIG-HHS from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in paragraph 15, below.

15. Notwithstanding any term of this Agreement, specifically reserved and excluded from the scope and terms of this Agreement as to any entity or person (including Defendants and Relator(s)) are the following claims of the United States:

     a. Any civil, criminal, or administrative liability arising under Title 26, U.S. Code


POLYMEDICA SETTLEMENT AGREEMENT        8

    (Internal Revenue Code);


     b.   Any criminal liability;

     c. Except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs;

     d. Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct;

     e. Any liability based upon such obligations as are created by this Agreement;

     f. Any liability of individuals, including officers and employees, except as explicitly described in paragraph 13 above.

     g. Any civil or administrative liability of individuals (including current and former directors, officers, employees, agents, or shareholders of Defendants) who receive written notification that they are the target of a criminal investigation (as defined in the United States' Attorneys' Manual), are indicted, charged, convicted, or who enter into a plea agreement related to the Covered Conduct.

     h. Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services; and

     i. Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct. j. Any liability for failure to deliver goods or services due.

16. The Relators and their heirs, successors, attorneys, agents, and assigns agree not to object to this Agreement and agree and confirm that this Agreement is fair, adequate, and

POLYMEDICA SETTLEMENT AGREEMENT        9
     reasonable under all the circumstances, pursuant to 31 U.S.C.ss. 3730(c)(2)(B). In connection with this Agreement and qui tams A and B, Relators and their heirs, successors, attorneys, agents, and assigns agree that neither this Agreement, any intervention by the United States in qui tams A and B in order to dismiss qui tams A and B, nor any dismissal of these qui tams, will waive or otherwise affect the ability of the United States to contend that provisions in the False Claims Act, including 31 U.S.C.ss.ss.3730(d)(3) and 3730(e), bar the relator from sharing in the proceeds of this Agreement. Moreover, the United States and Relators and their heirs, successors, attorneys, agents, and assigns agree that they each retain all of their rights pursuant to the False Claims Act on the issue of the percentage, if any, that the Relators should receive of any proceeds of this settlement, and that no agreement between the United States and Relators with regard to this percentage has been reached to date.

17. Subject to the exceptions in paragraph 15, in consideration of the obligations of Defendants in this Agreement, conditioned upon Defendants' full payment of the Settlement Amount, Relators, for themselves and for their heirs, successors, attorneys, agents, and assigns, agree to release Defendants from any civil monetary claim the United States has or may have for the Covered Conduct under the False Claims Act, 31 U.S.C. ss.ss. 3729-3733.

18. Nothing in this Agreement shall constitute a waiver, or otherwise affect, any rights arising from Relator Ben-Barrack's claims under 31 U.S.C.ss.3730(h) as contained in Relator Ben-Barrack's qui tam A.

POLYMEDICA SETTLEMENT AGREEMENT        10

19. Defendants fully and finally release the United States, its agencies, employees, servants, and agents from any claims (including attorneys fees, costs, and expenses of every kind and however denominated) which Defendants have asserted, could have asserted, or may assert in the future against the United States, its agencies, employees, servants, and agents, related to the Covered Conduct and the United States' audits and investigations of Defendants.

20. Defendants waive and shall not assert any defenses Defendants may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. The Parties agree that this Agreement is not punitive in purpose or effect. Nothing in this paragraph or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.

21. The Settlement Amount shall not be decreased as a result of the denial of claims for payment now being withheld from payment to Defendants by any Medicare carrier or intermediary, or any State payer, related to the Covered Conduct; and Defendants agree not to resubmit to any Medicare carrier or intermediary, or any State payer any previously denied claims related to the Covered Conduct, and agrees not to appeal any such denials



POLYMEDICA SETTLEMENT AGREEMENT        11
     of claims.

22.  Defendants agree to the following:

     1. Unallowable Costs Defined: that all costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. ss. 31.205-47 and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. ss.ss. 1395-1395ggg and 1396-1396v, and the regulations and official program directives promulgated thereunder) incurred by or on behalf of Defendants, their present or former officers, directors, employees, shareholders, and agents in connection with the following shall be "unallowable costs" on government contracts and under the Medicare Program, Medicaid Program, TRICARE Program, and Federal Employees Health Benefits Program (FEHBP):

          (1)  the matters covered by this Agreement;

          (2) the United States' audits and civil and criminal investigations of the matters covered by this Agreement;

          (3) Defendants' investigation, defense, and corrective actions undertaken in response to the United States' audits and civil and criminal investigations in connection with the matters covered by this Agreement (including attorney's fees); (4) the negotiation and performance of this Agreement;

          (5) the payment Defendants make pursuant to this Agreement and any payments that Defendants make to Relator(s), including expenses, costs, and attorney fees; and

          (6) the negotiation of, and obligations undertaken pursuant to the CIA to:

               (i) Retain an independent review organization to perform annual reviews

POLYMEDICA SETTLEMENT AGREEMENT        12
                    as described in Section III of the CIA; and

                    (ii) prepare and submit reports to the OIG-HHS.

               However, nothing in this paragraph 22.a.(6) that may apply to the obligations undertaken pursuant to the CIA affects the status of costs that are not allowable based on any other authority applicable to Defendants. (All costs described or set forth in this paragraph 22.a. are hereafter, "unallowable costs").

          b. Future Treatment of Unallowable Costs: These unallowable costs shall be separately determined and accounted for by Defendants, and Defendants shall not charge such unallowable costs directly or indirectly to any contracts with the United States or any state Medicaid program, or seek payment for such unallowable costs through any cost report, cost statement, information statement, or payment request submitted by Defendants or any of their subsidiaries or affiliates to the Medicare, Medicaid, TRICARE, or FEHBP Programs.

          c.   Treatment of Unallowable Costs Previously Submitted for Payment:
               Defendants further agree that within 90 days of the Effective Date of this Agreement they shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid, VA and FEHBP fiscal agents, any unallowable costs (as defined in this paragraph) included in payments previously sought from the United States, or any state Medicaid program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by Defendants or any of their subsidiaries or


POLYMEDICA SETTLEMENT AGREEMENT        13
               affiliates, and shall request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the unallowable costs. Defendants agree that the United States, at a minimum, shall be entitled to recoup from Defendants any overpayment plus applicable interest and penalties as a result of the inclusion of such unallowable costs on previously-submitted cost reports, information reports, cost statements, or requests for payment.

                    Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice, and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by Defendants or any of their subsidiaries or affiliates on the effect of inclusion of unallowable costs (as defined in this paragraph) on Defendants or any of their subsidiaries or affiliates' cost reports, cost statements, or information reports.



d. Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine Defendants' books and records to determine that no unallowable costs have been claimed in accordance with the provisions of this paragraph.

POLYMEDICA SETTLEMENT AGREEMENT        14

23. Defendants agree to cooperate fully and truthfully with the United States' investigation of individuals and entities not released in this Agreement. Upon reasonable notice, Defendants shall encourage, and agree not to impair, the cooperation of their directors, officers, and employees, and shall use their best efforts to make available, and encourage the cooperation of former directors, officers, and employees for interviews and testimony, consistent with the rights and privileges of such individuals. Defendants agree to disclose fully to the United States the non-privileged findings of any internal audit or review related to the Covered Conduct, and to furnish to the United States upon reasonable request all non-privileged materials, documents and records in their possession, custody, or control relating to the Covered Conduct. Defendants shall not be required to disclose attorney-client privileged materials, documents, or records or attorney-work product.

24. This Agreement is intended to be for the benefit of the Parties only, and by this instrument the Parties do not release any claims against any other person or entity, except to the extent provided for in paragraph 25, below.

25. Defendants agree that they shall waive and shall not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries, their parents, sponsors, legally responsible individuals, or third party payors. Defendants waive any cause of action against these beneficiaries or their parents or sponsors based upon the claims for payment covered by this Agreement.

26. Upon receipt of the Settlement Amount, the United States shall file a Notice of Intervention and Motion to Dismiss in qui tams A and B pursuant to the terms of the

POLYMEDICA SETTLEMENT AGREEMENT        15

     Agreement. Except as expressly stated below and subject to paragraph 16, this Motion to Dismiss shall seek dismissal (1) with prejudice to Relators with respect to all claims against Defendants by Relator(s); and (2) with prejudice to the United States with respect to claims against Defendants for the Covered Conduct, but without prejudice to the United States as to any other allegation in qui tams A and B; but in no event shall (1) the dismissal of qui tam A dismiss or otherwise prejudice Relator Ben-Barrack's claims under 31 U.S.C.ss.3730(h) as contained in Relator Ben-Barrack's qui tam A; (2) the dismissal of qui tam A or qui tam B dismiss or otherwise prejudice Relators' claims against defendants for necessary expenses and reasonable attorney fees and costs pursuant to 31 U.S.C.ss.3739(d)(1); and
     (3) the dismissal of qui tam A or qui tam B dismiss or otherwise prejudice the United States' or Relators' rights with regard to Relators' share of the Settlement Amount pursuant to 31 U.S.C.ss.3730(d).

27. Except as provided in paragraph 26 above and paragraph 30 below, each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

28. Defendants and Relators represent that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever.

29. This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute arising between and among the Parties under this Agreement shall be the United States District Court for the Southern District of Florida, except that disputes arising under the CIA shall be resolved exclusively under the dispute resolution provisions in the CIA.

POLYMEDICA SETTLEMENT AGREEMENT        16

30. This Agreement and the CIA incorporated by reference constitute the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties, except that: (1) only Defendants and OIG-HHS must agree in writing to modification of the CIA; (2) a separate agreement between Relators and Defendants shall address attorney expenses, fees, and costs, if any, to which Relators are entitled pursuant to 31 U.S.C.ss.3730(d), and if no such agreement between Defendants and Relator(s) is reached, the amount of such attorneys expenses, fees and costs, if any, shall be determined by the Court; (3) a separate agreement between Relator Ben-Barrack and Defendants shall address Relator Ben-Barrack's claims under 31 U.S.C.ss.3730(h) as stated in qui tam A, and if no such agreement between Defendants and Relator Ben-Barrack is reached, those claims shall be addressed at Relator Ben-Barrack's discretion to the Court; and (4) a separate agreement between Relators and the United States shall address Relators' claims to a share of the Settlement Amount pursuant to 31 U.S.C.ss.3730(d), and if no such agreement between Relators and the United States is reached, those claims shall be determined by the Court.

31. This Agreement is binding on Defendants' and Relators' successors, transferees, heirs, and assigns.

32. The undersigned individuals signing this Agreement on behalf of Defendants and Relators represent and warrant that they are authorized to execute this Agreement. The undersigned United States signatories represent that they are signing this Agreement in


POLYMEDICA SETTLEMENT AGREEMENT        17
     their official capacities and that they are authorized to execute this Agreement.

33. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same agreement.

34. The Parties agree that they shall execute and deliver all such other documents and instruments as may be necessary and appropriate to effectuate the terms of the Agreement.

35. This Agreement is binding on Defendants' and Relators' successors, transferees, heirs, and assigns.

36. This Agreement is effective on the date of signature of the last signatory to the Agreement (the "Effective Date of this Agreement"). Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.

37. All Parties consent to the United States' disclosure of this Agreement and information about this Agreement, to the public.


POLYMEDICA SETTLEMENT AGREEMENT        18

                            UNITED STATES OF AMERICA


                                         PETER D. KEISLER
                                         Assistant Attorney General
                                         United States Department of Justice

11/03/04                                 /s/ Andrew Skowronek
-------------------------                --------------------------------
DATE                                     ANDREW SKOWRONEK
                                         POLLY DAMMANN
                                         MIKE HERTZ
                                         Commercial Litigation Branch
                                         Civil Division
                                         United States Department of Justice


                                         MARCOS DANIEL JIMENEZ
                                         United States Attorney for the
                                         Southern District of Florida

11/03/04                                 /s/ Marilynn Koonce Lindsey
-------------------------                ---------------------------------
DATE                                     MARILYNN KOONCE LINDSEY
                                         Assistant U.S. Attorney
                                         Southern District of Florida


                                         MICHAEL J. SULLIVAN
                                         United States Attorney
                                         District of Massachusetts

11/03/04                                 /s/ Mark Grady
-------------------------                ---------------------------------
DATE                                     MARK GRADY
                                         Assistant United States Attorney
                                         1 Courthouse Way, Suite 9200
                                         Boston, MA 02210


POLYMEDICA SETTLEMENT AGREEMENT        19

11/3/04                                  /s/ Lewis Morris
-------------------------                --------------------------------------
DATE                                     LEWIS MORRIS
                                         Chief Counsel to the Inspector General
                                         Office of Inspector General
                                         United States Department of Health and
                                         Human Services

                                   DEFENDANTS


11/3/04                                  /s/ William B. Eck
-------------------------                --------------------------------------
DATE                                     WILLIAM B. ECK
                                         Sr. Vice President and General Counsel
                                         On Behalf of Polymedica Corporation,
                                         Liberty Medical Supply, Inc., and
                                         Liberty Home Pharmacy Corp.


11/5/04                                  /s/ Mark Schnapp
-------------------------                --------------------------------------
DATE                                     MARK SCHNAPP
                                         Greenberg Traurig, PA
                                         Attorney for Polymedica Corporation


                                    RELATORS



11/05/04                                 /s/ Donna Ben-Barrack
-------------------------                --------------------------------------
DATE                                     DONNA BEN-BARRACK


11/05/04                                 /s/ Dan Small
-------------------------                --------------------------------------
DATE                                     DAN SMALL
                                         Attorney for Donna Ben-Barrack




POLYMEDICA SETTLEMENT AGREEMENT        20

11/08/04                                 /s/ Brenda Sullivan Clark
-----------------                        -------------------------------------
DATE                                     BRENDA SULLIVAN CLARK


11/08/04                                 /s/ Brenda Sullivan Clark
-----------------                        -------------------------------------
DATE                                     BRENDA SULLIVAN CLARK
                                         Administratrix of the Estate of Claire
                                         Schultz


11/08/04                                 /s/ Jeffrey Beeler
-----------------                        -------------------------------------
DATE                                     JEFFREY BEELER
                                         Attorney for Claire Schultz, the Estate
                                         of Claire Schultz, and Brenda Sullivan
                                         Clark

POLYMEDICA SETTLEMENT AGREEMENT         21